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                                                                   Exhibit 10.84

                                FOURTH AMENDMENT
                                     TO THE
                  GALEY & LORD RETIREMENT SAVINGS PLAN (401(k))

          WHEREAS, Galey & Lord, Inc. (the "Company") maintains The Galey & Lord Retirement Savings Plan (401(k)), most recently amended and restated as of January 1, 2000 (the "Plan").

          WHEREAS, the Employer wishes to amend the Plan.

          NOW, THEREFORE, the Plan is amended as follows:

          I. Effective with respect to Salary Deferral Contributions made on or after March 15, 2003, Matching Employer Contributions will cease. In addition,
Section 3.3 of the Plan is revised in its entirety to read as follows:

          3.3 Employer Contributions: Effective with payrolls beginning on or after March 15, 2003, the Employer will not make a Matching Employer Contribution unless the Chief Executive Officer of the Company ("CEO"), in his discretion, decides otherwise.

          The CEO may, in his discretion, decide to have the Employer make a Matching Employer Contribution to the Plan for each payroll period on behalf of each Participant who makes Salary Deferral Contributions under the Plan.

          The amount of the Matching Employer Contribution will be equal to a percentage of the aggregate "eligible Salary Deferral Contributions" made on behalf of Participants for the payroll period. For purposes of this Section, "eligible Salary Deferral Contributions" with respect to a Participant means the Salary Deferral Contributions made on his or her behalf for the payroll period in an amount up to, but not exceeding, the "match level". For purposes of this Section, the "match level" means a percentage of a Participant's Compensation for the payroll period during which the Participant makes Salary Deferral Contributions. Each of the "percentages" described in this paragraph shall be determined by the CEO.

          At the end of each Plan Year, the Employer shall review the Matching Employer Contributions, if any, made during the year on behalf of each Participant who is an Employee on the last day of the Plan Year. If the total Matching Employer Contribution made on behalf of each such Participant for each payroll period during that portion of the Plan Year for which Matching Employer Contributions are made is less than the "percentages" described above, the Employer shall make a supplemental matching contribution on behalf of that Participant so that his total Matching Employer Contributions during that portion of the Plan Year for which Matching Employer Contributions are made equals the "percentages" described above. Notwithstanding the foregoing, if the supplemental matching contribution described in this paragraph is less than $1.00, no supplemental contribution will be made.

          II. Unless otherwise amended herein, the provisions of the Plan are hereby ratified and confirmed.

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          III. This Amendment is effective as of March 5, 2003.

THIS AMENDMENT IS EXECUTED this 4th day of March, 2003.

                                    GALEY & LORD, INC.


                                    By: /s/ Arthur C. Wiener
                                        ----------------------------------------
                                            Arthur C. Wiener
                                            Chairman and Chief Executive Officer


ATTEST:


/s/ Leonard F. Ferro
--------------------
    Leonard F. Ferro
    Secretary